 SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.  ss.1350, the undersigned officer of The World Funds, Inc. (the  "Company"),  hereby  certifies,  to the best of his or her knowledge, that the Company's  Report on Form N-CSR for the period ended  February 28, 2010 (the "Report")  fully complies with the  requirements of Section 13(a) or 15(d), as  applicable,  of the  Securities  and  Exchange  Act of  1934  and  that  the information  contained in the Report fairly presents,  in all material respects, the financial condition and results of operations of the Company.

Dated:          May 10, 2010

Name:           /s/ John Pasco, III
                      John Pasco, III
Title:             Chairman and President

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not  being  filed as a part of the  Report  or as a  separate  disclosure document.

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.  ss.1350, the undersigned officer of The World Funds, Inc. (the  "Company"),  hereby  certifies,  to the best of his or her knowledge, that the Company's  Report on Form N-CSR for the period ended  February 28, 2010 (the "Report")  fully complies with the  requirements of Section 13(a) or 15(d), as  applicable,  of the  Securities  and  Exchange  Act of  1934  and  that  the information  contained in the Report fairly presents,  in all material respects, the financial condition and results of operations of the Company.

Dated:  May 10, 2010

Name:           /s/ Karen Shupe
                      Karen Shupe
                      Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not  being  filed as a part of the  Report  or as a  separate  disclosure document.